                                                                    EXHIBIT 99.2

[LOGO] ProxyMed
                                                            Company News Release

                              FOR IMMEDIATE RELEASE

IMPORTANT NOTE: ProxyMed's third quarter 2001 results live teleconference call
--------------
is accessible through Intercall by calling 1-800-990-4823 (Conference ID#1993481) beginning at 10:00 AM Eastern Time on Friday, October 12, 2001 and will be simultaneously broadcast on the internet through CCBN at
www.streetevents.com. Replays of the teleconference call will be available at
--------------------
www.streetevents.com after 1:00 PM on October 12th.
--------------------

Contact:

Judson E. Schmid
Chief Financial Officer
(954) 473-1001, ext. 353
investorrelations@proxymed.com
------------------------------

                      PROXYMED ANNOUNCES FINANCIAL RESULTS
                    FOR THIRD QUARTER AND NINE MONTHS OF 2001

- Company Reports Record Revenue of $11.9 million and Record EBITDA Profit of $754,300 -

     Ft. Lauderdale, FL. (Business Wire) October 11, 2001 - ProxyMed, Inc. (Nasdaq: PILL), a leading provider of healthcare transaction processing services, today reported its operating results for its third quarter and nine months ended September 30, 2001. (All share and per share amounts for the 2000 periods have been restated for the 1-for-15 reverse stock split completed in August 2001).

     The Company reported record revenues of $11,851,000 for the third quarter of 2001, an increase of 30 percent compared to revenues of $9,113,700 for the same period of 2000. For the nine months ended September 30, 2001, revenues were $30,457,100, an increase of 23 percent compared to revenues of $24,775,400 for the nine months ended September 30, 2000.

     For the third quarter of 2001, the Company's profit from continuing operations before interest, taxes, depreciation and amortization (EBITDA) was $754,300 compared to an EBITDA loss of ($739,300) for the same period in 2000. For the nine months ended September 30, 2001, the Company's EBITDA profit from continuing operations was $625,300 compared to an EBITDA loss of ($5,280,800) (excluding restructuring charges) for the same period in 2000.

     "We are pleased with our accomplishments regarding the cleanup of our capital structure, including the exchange of warrants and completion of a reverse stock split, and with the positive reaction of the market to these strategic initiatives. During this process, we have remained focused on ever-improving EBITDA results through increased revenues and operational efficiencies in order to drive shareholder value and, as a result, have set record revenue and EBITDA results for the quarter, including an 80 percent increase in EBITDA profits over the $420,000 reported last quarter," said Judson
E. Schmid, ProxyMed's chief financial officer.

     Mr. Schmid continued, "With the positive results of this past quarter, we remain confident in our ability to achieve the goal of $42.5 million in annual revenue for 2001 we established at the end of last year. However, due to the combination of a challenging e-prescribing market, new revenue recognition rules and increases in certain direct costs, we are revising down our annual recurring EBITDA estimate of $3 million by 15 to 20 percent. Even with this updated guidance for 2001, we consider the achievement of these levels a major success for ProxyMed and we expect these positive trends to continue into 2002. At this time, our guidance for 2002 remains unchanged."

     Third quarter operating highlights include:

     Corporate - Capital Structure Improvements
     ------------------------------------------
     . Exchanged over 96 percent of Series C warrants into common shares resulting in a dilution savings of 6 percent of the fully-diluted share position before the transaction and virtual elimination of an overhang position. A non-cash, deemed dividend charge of $3.2 million was recorded for this transaction.

     . Completed a 1-for-15 reverse stock split designed to reduce the number of fully-diluted shares outstanding, attract institutional investors, and mitigate Nasdaq listing issues. At quarter end, ProxyMed's capitalization is as follows:

                                                               Common
                                                            (underlying)
                                                               Shares
               Common stock outstanding                        3,024,500
               Convertible preferred stock                     1,403,300
               Warrants                                          178,900
               Stock options                                     830,400
                                                              ----------
                        Total fully-diluted shares             5,437,100
                                                               =========

     Electronic Healthcare Transaction Processing
     --------------------------------------------
     . Processed a record setting 23.6 million financial transactions (claims, encounters, electronic remittance advices, patient statements and scanned claims) and clinical transactions prescriptions and laboratory results) through ProxyNet(R), ProxyMed's secure, proprietary, national healthcare information network, representing an increase of 56 percent over the same quarter last year.
     . Entered into an agreement with EDS enabling ProxyMed to offer its claims processing, statement processing and eligibility services to clients of the EDS-operated Maryland Health Information Network
          (MHIN).
     . Completed EHNAC clearinghouse audit with official certification expected in Q4.
     .    Added 7 new payers and 6 strategic partners.

     Laboratory Communication Devices and Services
     ---------------------------------------------
     . Grew sales of laboratory results reporting devices 17 percent over the same quarter last year.
     . Named as one of three finalists in the South Florida Business Journal's 2001 Technology Awards for our proxyMed.com laboratory results reporting product.
     . Completed a major new integration of our lab results application automating the process of physician to patient lab results notification.
     .    Added 28 new accounts during the quarter.

     For the third quarter of 2001, net loss applicable to common shareholders and net loss per share from continuing operations were $4,319,300 and $1.85, compared to a net loss of $4,811,000 and net loss per share of $3.61 for the third quarter of 2000. Weighted average shares outstanding for the quarters ended September 30, 2001 and 2000 were 2,339,700 and 1,334,172, respectively.

     For the nine months ended September 30, 2001, net loss applicable to common shareholders and net loss per share from continuing operations were $14,336,300 and $8.04, respectively, compared to a net loss of $35,851,400 and net loss per share of $27.97 for the first nine months of 2000. Weighted average shares outstanding for the nine months ended September 30, 2001 and 2000 were 1,783,637 and 1,281,747, respectively.

     Michael K. Hoover, ProxyMed's chairman and chief executive officer said, "We believe that ProxyMed continues to be in an excellent position to become a major player in the healthcare connectivity marketplace. There are opportunities in all areas of our business, both internal and external, and with the continued success that we are having this year, we are now focusing on next year and beyond. With the successful completion of the cleanup of our capital structure and the momentum in our stock price, our ability to increase shareholder value has been greatly enhanced."

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

About ProxyMed - Where Healthcare Connects(TM)
----------------------------------------------
ProxyMed is an electronic healthcare transaction processing services company providing connectivity services and related value-added products to physicians, payers, pharmacies, and laboratories. ProxyMed's electronic transaction processing services support a broad range of both financial and clinical transactions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other primary care providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories.

Note: This press release contains forward-looking statements that reflect our current assumptions and expectations regarding future events. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to the soundness of our business strategies relative to the perceived market opportunities; our ability to successfully develop, market, sell, install and upgrade our clinical and financial transaction services and applications to physicians, payers, medical laboratories and pharmacies; our ability to compete effectively on price and support services; our assessment of the healthcare industry's need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in our filings with the Securities and Exchange Commission, which we strongly urge you to read. We expressly disclaim any intent or obligation to update any forward-looking statements. When used, the words "believes," "estimated," "expects," "anticipates," "may" and similar expressions are intended to identify forward-looking statements.

More information on ProxyMed is available on its home page at
http://www.proxymed.com.
-----------------------

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

                        PROXYMED, INC. AND SUBSIDIARIES

               Consolidated Statements of Operations (unaudited)


                                                                Three Months Ended September 30,  Nine Months Ended September 30,
                                                                --------------------------------  -------------------------------
                                                                      2001            2000            2001            2000
                                                                --------------    --------------  -------------    --------------
Revenues                                                          $ 11,851,000     $  9,113,700    $ 30,457,100    $ 24,775,400
                                                                  ------------     ------------    ------------    ------------
Costs and expenses:
      Cost of sales                                                  5,863,300        3,550,300      13,910,700       9,144,400
      Selling, general and administrative expenses                   5,233,400        6,302,600      15,921,100      20,911,800
      Restructuring charge                                                  --               --              --       1,415,000
      Operating depreciation and amortization (1)                      427,100          832,600       1,304,200       2,149,000
                                                                  ------------     ------------    ------------    ------------
          Total operating costs and expenses (1)                    11,523,800       10,685,500      31,136,000      33,620,200
                                                                  ------------     ------------    ------------    ------------

          Operating income (loss), as adjusted (1)                     327,200       (1,571,800)       (678,900)     (8,844,800)

Acquisition-related amortization charges                              (992,800)      (2,582,300)     (5,417,900)     (7,801,500)
Litigation settlement, net                                                  --          688,700              --         688,700
Interest income (expense), net                                         (90,700)        (353,200)        (20,100)     (4,265,600)
                                                                  ------------     ------------    ------------    ------------

          Net loss from continuing operations                         (756,300)      (3,818,600)     (6,116,900)    (20,223,200)

Discontinued operations:
      Loss from discontinued operations                                     --               --              --        (303,900)
      Gain on sales of discontinued operations                              --               --              --         511,100
                                                                  ------------     ------------    ------------    ------------
                                                                            --               --              --         207,200
                                                                  ------------     ------------    ------------    ------------

          Net loss                                                    (756,300)      (3,818,600)     (6,116,900)    (20,016,000)

Deemed dividends and other charges                                   3,563,000          992,400       8,219,400      15,628,200
                                                                  ------------     ------------    ------------    ------------

          Net loss applicable to common shareholders              $ (4,319,300)    $ (4,811,000)   $(14,336,300)   $(35,644,200)
                                                                  ============     ============    ============    ============

Basic and diluted income (loss) per share:
          From continuing operations                              $      (1.85)    $      (3.61)   $      (8.04)   $     (27.97)
          From discontinued operations                                      --               --              --            0.16
                                                                  ------------     ------------    ------------    ------------
                                                                  $      (1.85)    $      (3.61)   $      (8.04)   $     (27.81)
                                                                  ============     ============    ============    ============

Basic and diluted weighted average shares outstanding                2,339,700        1,334,172       1,783,637       1,281,747
                                                                  ============     ============    ============    ============

EBITDA (2)                                                        $    754,300     $   (739,200)   $    625,300    $ (5,280,800)
                                                                  ============     ============    ============    ============

(1) Excludes acquisition-related amortization charges
(2) Excludes restructuring charges

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

                         PROXYMED, INC. AND SUBSIDIARIES

                        Segment Information (unaudited)

                                                     Three Months Ended September 30,   Nine Months Ended September 30,
                                                     --------------------------------   -------------------------------
                                                         2001              2000              2001              2000
                                                     --------------    --------------   -------------    --------------
Revenues:
     Electronic healthcare transaction processing     $  4,726,200      $  2,305,000     $ 11,533,600     $  7,095,700
     Laboratory communication devices and systems        7,124,800         6,808,700       18,923,500       17,679,700
                                                      ------------      ------------     ------------     ------------
                                                      $ 11,851,000      $  9,113,700     $ 30,457,100     $ 24,775,400
                                                      ============      ============     ============     ============

Operating income (loss): (1)
     Electronic healthcare transaction processing     $ (1,014,600)     $ (4,083,900)    $ (6,208,400)    $(12,703,600)
     Laboratory communication devices and systems        1,020,800         1,622,600        2,900,300        3,196,000
     Corporate and consolidating                          (671,800)       (1,692,800)      (2,788,700)      (5,723,700)
     Restructuring charges                                      --                --               --       (1,415,000)
                                                      ------------      ------------     ------------     ------------
                                                      $   (665,600)     $ (4,154,100)    $ (6,096,800)    $(16,646,300)
                                                      ============      ============     ============     ============

(1) Includes acquisition-related amortization charges


                         PROXYMED, INC. AND SUBSIDIARIES
                            Balance Sheet Highlights
                         September 30, 2001 (unaudited)

                Cash and cash equivalents           $ 5,448,300
                Total assets                        $30,478,500
                Total liabilities                   $14,366,700
                Total stockholders' equity          $16,111,800

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